AMENDMENT
                            DATED NOVEMBER 15, 2007,
                                     TO THE
                       DISTRIBUTION PLAN - A-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                             DATED NOVEMBER 5, 2001,
                                   AS AMENDED








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                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - A-CLASS SHARES



RYDEX SERIES FUNDS
------------------

         Nova Fund
         Inverse S&P 500 Strategy Fund
         OTC Fund
         Inverse OTC Strategy Fund
         Mid-Cap 1.5x Strategy Fund
         Russell 2000(R) 1.5x Strategy Fund
         Government Long Bond 1.2x Strategy Fund
         Inverse Government Long Bond Strategy Fund
         U.S. Government Money Market Fund
         Europe 1.25x Strategy Fund Japan 1.25x Strategy Fund
         Large-Cap Value Fund
         Large-Cap Growth Fund
         Mid-Cap Value Fund
         Mid-Cap Growth Fund
         Inverse Mid-Cap Strategy Fund
         Small-Cap Value Fund
         Small-Cap Growth Fund
         Inverse Russell 2000(R) Strategy Fund
         Strengthening Dollar 2x Strategy Fund
         Weakening Dollar 2x Strategy Fund
         Banking Fund
         Basic Materials Fund
         Biotechnology Fund
         Commodities Strategy Fund
         Consumer Products Fund
         Electronics Fund
         Energy Fund
         Energy Services Fund
         Financial Services Fund
         Health Care Fund
         Internet Fund
         Leisure Fund
         Precious Metals Fund
         Retailing Fund
         Real Estate Technology Fund
         Telecommunications Fund
         Transportation Fund
         Utilities Fund Sector
         Rotation Fund
         Multi-Cap Core Equity Fund





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         Absolute Return Strategies Fund
         Hedged Equity Fund
         Market Neutral Fund
         S&P 500 Fund
         Russell 2000(R) Fund
         Essential Portfolio Moderate Fund
         Essential Portfolio Conservative Fund
         Essential Portfolio Aggressive Fund
         Managed Futures Strategy Fund
         High Yield Strategy Fund
         Inverse High Yield Strategy Fund
         International Rotation Fund
         INTERNATIONAL 2X STRATEGY FUND
         INVERSE INTERNATIONAL 2X STRATEGY FUND
         PACIFIC 2X STRATEGY FUND



                          ADDITIONS ARE NOTED IN BOLD.

DISTRIBUTION FEES
-----------------

         Distribution Services...................twenty-five basis points (.25%)


CALCULATION OF FEES
-------------------

         Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.